Exhibit 3.1

Québec

Certificate of Incorporation

Business Corporations Act

I certify that the Corporation;

RIOPEL MARINE INC.

was incorporated on August 27, 2012, under the Business Corporations Act, as indicated in the attached articles of incorporation.

Filed in the register on August 29, 2012 under the Quebec enterprise number 1168491927.

Registraire des entreprises

Revenu Québec

*Translated version from the original documents provided by the Registraire des Entreprises du Québec

Registraire des entreprises

Québec

Name: RÉSO GESTION CORPORATIVE INC.

Quebec Business Number (NEQ) 1146100251

Articles of Incorporation

Acknowledgement of Receipt

Request successfully submitted on August 27, 2012 at 12 h 32 min 52 s.
Reference number 020200009036135.
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Founders

Name	Address

Rolland Achkar	210-10340 chemin de la Côte-de-Liesse
Lachine, Québec H8TIA3 Canada

Name of the Corporation

RIOPEL MARINE INC.

Declaration regarding the name

I, the undersigned, Roland Achkar, declare that reasonable means have been taken to ensure that the name chosen complies with the law, and that I am the person authorized to sign this declaration.

Share Capital, restrictions on the transfer of securities or shares, limits on activities and other provisions

Share Capital

ANNEXE A.pdf	Name of file

Restrictions on the transfer of securities or shares

ANNEXE B.pdf	Name of file

Limits on Business Activities

None

Other Provisions

None

Directors

Number of directors

Number of directors	1 to 10

Date and time to attribute to the certificate

Date of receipt of articles by the Enterprise registrar

*Translated version from the original documents provided by the Registraire des Entreprises du Québec

Annex A

SHARE CAPITAL

The Corporation's share capital consists of six classes of shares with respective rights and restrictions attached to the Class “A”, “B”, “C”, “D”, “E” and “F” shares as follows:

A) CLASS “A” SHARES (COMMON SHARES)

A.1 GENERAL: The Corporation is authorized to issue an unlimited number of Class “A” shares. The Class “A” shares have no par value.

A.2 RIGHT TO VOTE: The Class “A” shares carry the right to vote at every shareholder’s meeting. The Class “A” shares confer the right to receive a notice of meeting. Each shareholder has one vote per share during the meeting.

A.3 DIVIDEND AND DISTRIBUTION: Subject to the rights and restrictions associated with the other share classes, the Class “A” shares have the right to: a) receive any declared dividend; b) share the remainder of the property in the event of the liquidation or dissolution of the corporation.

A.4 RESTRICTION: The Corporation may not pay any dividend on the Class “A” shares or make a payment to buy them, if this payment renders it incapable of paying the sums necessary to buy or redeem all the outstanding Class “C” and “D” shares.

B) CLASS “B” SHARES (CONTROL SHARES)

B.1 GENERAL: The Corporation is authorized to issue an unlimited number of Class “B” shares. The Class “B” shares have no par value.

B.2 DROIT DE VOTE: The Class “B” shares carry the right to vote at every shareholder’s meeting. The Class “B” shares confer the right to receive a notice of meeting. Each shareholder has ten votes per share during the meeting.

B.3 DIVIDEND: The Class “B” shares do not carry the right to receive a dividend.

B.4 LIQUIDATION AND DISSOLUTION: The Class « B » shares have the right to share the remainder of the assets, in the event of the liquidation or dissolution of the Corporation, for an amount equal to the redemption price of these shares at that time determined in paragraph B.6. This amount is paid in priority over any amount to which the class “C”, “D”, “E”, “F” and “A” shares are entitled in the event of liquidation or dissolution.

B.5 ADDITIONAL PARTICIPATION: Class “B” shares do not participate in the sharing of the remaining assets in the event of the liquidation or dissolution of the Corporation.

B.6 AUTOMATIC REDEMPTION: The Corporation shall repurchase, for a price equal to the redemption price at that time, the Class "B" shares belonging to a shareholder who dies, goes bankrupt or transfers his property, makes a proposal to his creditors, is the subject of a seizure of his shares in the Corporation or, in general, avails himself of any law in favor of insolvent debtors. The redemption price of the Class “B” shares at a given time is equal to the sum paid, when issued, to the subdivision of the issued and paid-up share capital account held for Class “B” shares, increased or decreased to take into account any subsequent increase or reduction in the amount of issued and paid-up share capital that affects these shares. Subject to sections 95 and 96 of the Business Corporations Act, the Corporation must, within sixty (60) days of the redemption, pay the redemption price in full to the person who receives it. If the Corporation is unable to pay this redemption price in full, the person entitled thereto becomes a creditor of the Corporation and has the right to be paid as soon as the Corporation can legally do so. The Corporation must provide this person with proof of its claim. The aforementioned automatic redemption rules do not apply to the “B” shareholder who holds these shares as the beneficiary. The Corporation's repurchase of these shares results in their cancellation. In addition, the Corporation reduces the subdivision of its issued and paid-up share capital account for these shares by the amount provided for in section 72 of the Business Corporations Act.

B.7 MUTUAL AGREEMENT PURCHASE: Subject to sections 95, 96 and 97 of the Business Corporations Act, the Corporation may, without taking into account the other classes of shares, purchase by mutual agreement all or part of the Class "B" shares that it issued. The Corporation must, within 30 days of the acquisition it has made of outstanding Class “B” shares, notify its other shareholders. This notice indicates the number of shares acquired, the name of the shareholders from whom the Corporation acquired these shares, the price paid for these shares and any balance due to the shareholders; if the consideration is not in cash, the notice must indicate the nature of the consideration and its value. The Corporation is not required to send this notice if all shareholders, whether or not their shares carry the right to vote, renounce receiving it. The Corporation sends a notice to shareholders who have not informed it in writing of their desire not to receive it. The Corporation must provide, free of charge, to any shareholder who requests it, a copy of the agreement under which it acquired the Class “B” shares. The Corporation's purchase of these shares results in their cancellation. In addition, the Corporation reduces the subdivision of its issued and paid-up share capital account for these shares by the amount provided for in section 72 of the Business Corporations Act.

C) CLASS “C” SHARES (ROLLOVER SHARES)

C.1 GENERAL: The Corporation is authorized to issue an unlimited number of Class “C” shares. The Class “C” shares have no par value.

C.2 RIGHT TO VOTE: Subject to the provisions of the Business Corporations Act, Class “C” shares do not carry the right to vote at meetings of the shareholders of the Corporation, nor to receive notice of or attend such meetings

C.3 DIVIDEND: The Class “C” shares include the right to receive, in priority over Class “D”, “E”, “F” and “A” shares, a monthly, preferential and non-cumulative dividend at a maximum rate of 1 % per month of the redemption price of these shares determined in paragraph C.6. The board of directors sets the terms of payment of this dividend. Once a month has passed, no dividend can be declared for that month.

C.4 LIQUIDATION AND DISSOLUTION: The Class “C” shares have the right to share the remainder of the assets, in the event of the liquidation or dissolution of the Corporation, for an amount equal to the redemption price of these shares at that time determined in paragraph C.6, plus all dividends declared and unpaid on these shares. This amount is paid in priority over any amount to which the Class “D”, “E”, “F” and “A” shares are entitled in the event of liquidation or dissolution.

C.5 ADDITIONAL PARTICIPATION: The right of the Class “C” shares to receive any dividend declared or to share the balance of the property of the Corporation in the event of liquidation or dissolution is limited to those provided above. These shares do not otherwise participate in the property, profits, OR surplus assets of the Corporation

C.6 REDEMPTION AT THE SHAREHOLDER'S REQUEST: A Class “C” shareholder may demand, at any time and upon written request, that the Corporation redeem all or part of the fully paid the Class “C” shares that he holds for a price equal to the redemption price of these shares at this time plus any dividends declared and unpaid on these shares. The Corporation acquires the shares upon receipt of the written request or on any other date provided for on the request; it then has, subject to sections 95 and 96 of the Business Corporations Act, a period of thirty (30) days to pay the redemption price to the shareholder. If the Corporation is not able to pay this redemption price in full, the shareholder becomes a creditor of the Corporation and has the right to be paid as soon as the Corporation can legally do so. The Corporation must provide the shareholder with proof of his claim. The redemption price at a given time is established by adding the following amounts:

1.  the amount paid, when issued, to the subdivision of the issued and paid-up share capital account maintained for Class "C" shares, increased or decreased to take into account any subsequent increase or reduction in the amount of issued and paid-up share capital that affects these shares;

2.  a premium equal to the difference between the fair market value of all the goods received by the Corporation on the exchange of goods which included, among other things, the issue of Class “C” shares and the total of the amount paid, upon the exchange of goods, to the subdivision of the issued and paid-up share capital account maintained for these shares and the fair market value of any property, other than Class "C" shares, which the Corporation gave during the exchange of goods.

The fair market value of the goods received by the Corporation on the occasion of the exchange is that established by the Corporation and the shareholder at the time of the issue of these shares. If the federal or provincial tax authorities attribute to the property received by the Corporation a fair market value different from that established at the time of the issuance of these shares, the amount of the premium is reduced or increased accordingly, provided that the Corporation and the shareholder have had the opportunity to debate with the tax authority concerned or before the court the validity of this assessment. The assessment chosen is then that:

1.	which serves as the basis for any assessment or reassessment if it is not the subject of an appeal;

2.   agreed between the Corporation, the shareholder and the tax authority concerned in settlement of any assessment, reassessment or proposed assessment; or

3.	established definitively by the court.

If there is a difference between the federal and provincial assessments, the adjustment is made based on the lower of these assessments. If the redemption price is adjusted after the redemption of one or more of these shares, the Corporation shall pay the holder of the redeemed shares, or the holder shall reimburse the Corporation, as the case may be, the difference between the redemption price of these shares as adjusted and the redemption price originally paid by the Corporation. If dividends have been paid before the adjustment, the Corporation or the shareholder must, as the case may be, pay or reimburse the amount of dividends due. Payment or reimbursement is made within sixty (60) days of the date of adjustment of the redemption price. However, the Corporation cannot make any payment that contravenes sections 95, 96 and 104 of the Business Corporations Act. The Corporation's repurchase of these shares results in their cancellation. In addition, the Corporation reduces the subdivision of its issued and paid-up share capital account for these shares by the amount provided for in section 72 of the Business Corporations Act.

C.7 MUTUAL AGREEMENT PURCHASE: Subject to sections 95, 96 and 97 of the Business Corporations Act, the Corporation may, without taking into account the other classes of shares, purchase by mutual agreement all or part of the fully paid Class "C" shares that it issued. However, the Corporation cannot purchase these shares for a price higher than their previously fixed redemption price. The Corporation must, within 30 days of the purchase by mutual agreement it has made of outstanding Class “C” shares, notify its other shareholders. This notice indicates the number of shares acquired, the name of the shareholders from whom the Corporation acquired these shares, the price paid for these shares and any balance due to the shareholders; if the consideration is not in cash, the notice must indicate the nature of the consideration and its value. The Corporation is not required to send this notice if all shareholders, whether or not their shares carry the right to vote, renounce receiving it. The Corporation sends a notice to shareholders who have not informed it in writing of their desire not to receive it. The Corporation must provide, free of charge, to any shareholder who requests it, a copy of the agreement under which it acquired the Class "C" shares. The Corporation's purchase of these shares results in their cancellation. In addition, the Corporation reduces the subdivision of its issued and paid-up share capital account for these shares by the amount provided for in section 72 of the Business Corporations Act.

D) CLASS “D” SHARES (ROLLOVER SHARES)

D.1 GENERAL: The Corporation is authorized to issue an unlimited number of Class “D” shares. The Class “D” shares have no par value.

D.2 RIGHT TO VOTE: Subject to the provisions of the Business Corporations Act, Class “D” shares do not carry the right to vote at meetings of the shareholders of the Corporation, nor to receive notice of or attend such meetings.

D.3 DIVIDEND: The Class “D” shares include the right to receive, in priority over Class “E”, “F” and “A” shares, a monthly, preferential and non-cumulative dividend at a maximum rate of 0.5% per month of the redemption price of these shares determined in paragraph D.6. The board of directors sets the terms of payment of this dividend. Once a month has passed, no dividend can be declared for that month.

D.4 LIQUIDATION AND DISSOLUTION: The Class “D” shares have the right to share the remainder of the assets, in the event of the liquidation or dissolution of the Corporation, for an amount equal to the redemption price of these shares at that time determined in paragraph D.6, plus all dividends declared and unpaid on these shares. This amount is paid in priority over any amount to which the Class “E”, “F” and “A” shares are entitled, in the event of liquidation or dissolution.

D.5 ADDITIONAL PARTICIPATION: The right of the Class “D” shares to receive any dividend declared or to share the remainder of the property of the Corporation in the event of liquidation or dissolution of the latter is limited to those provided above. These shares do not otherwise participate in the assets, profits, or surplus assets of the Corporation.

D.6 REDEMPTION AT THE SHAREHOLDER'S REQUEST: The Class "D" shareholder may demand, at any time and upon written request, that the Corporation redeem all or part of the fully paid Class "D" shares he holds for a price equal to the redemption price of these shares at this time plus any dividends declared and unpaid on these shares. The Corporation acquires the shares upon receipt of the written request or on any other date provided for on the request; it then has, subject to sections 95 and 96 of the Business Corporations Act, a period of thirty (30) days to pay the redemption price to the shareholder. If the Corporation is not able to pay this redemption price in full, the shareholder becomes a creditor of the Corporation and has the right to be paid as soon as the Corporation can legally do so. The Corporation must provide the shareholder with proof of his claim. The redemption price at a given time is established by adding the following amounts:

1.  the amount paid, when issued, to the subdivision of the issued and paid-up share capital account maintained for Class "D" shares, increased or decreased to take into account any subsequent increase or reduction in the amount of issued and paid-up share capital that affects these shares;

2.  a premium equal to the difference between the fair market value of all the goods received by the Corporation on the exchange of goods which included, among other things, the issue of Class “D” shares and the total of the amount paid, upon the exchange of goods, to the subdivision of the issued and paid-up share capital account maintained for these shares and the fair market value of any property, other than Class "D" shares, which the Corporation gave during the exchange of goods.

The fair market value of the goods received by the Corporation on the occasion of the exchange is that established by the Corporation and the shareholder at the time of the issue of these shares. If the federal or provincial tax authorities attribute to the property received by the Corporation a fair market value different from that established at the time of the issuance of these shares, the amount of the premium is reduced or increased accordingly, provided that the Corporation and the shareholder have had the opportunity to debate with the tax authority concerned or before the court the validity of this assessment. The assessment chosen is then that:

1.	which serves as the basis for any assessment or reassessment if it is not the subject of an appeal;

2.   agreed between the Corporation, the shareholder and the tax authority concerned in settlement of any assessment, reassessment or proposed assessment; or

3.	established definitively by the court.

If there is a difference between the federal and provincial assessments, the adjustment is made based on the lower of these assessments. If the redemption price is adjusted after the redemption of one or more of these shares, the Corporation shall pay the holder of the redeemed shares, or the holder shall reimburse the Corporation, as the case may be, the difference between the redemption price of these shares as adjusted and the redemption price originally paid by the Corporation. If dividends have been paid before the adjustment, the Corporation or the shareholder must, as the case may be, pay or reimburse the amount of dividends due. Payment or reimbursement is made within sixty (60) days of the date of adjustment of the redemption price. However, the Corporation cannot make any payment that contravenes sections 95, 96 and 104 of the Business Corporations Act. The Corporation's repurchase of these shares results in their cancellation. In addition, the Corporation reduces the subdivision of its issued and paid-up share capital account for these shares by the amount provided for in section 72 of the Business Corporations Act.

D.7 MUTUAL AGREEMENT PURCHASE: Subject to sections 95, 96 and 97 of the Business Corporations Act, the Corporation may, without taking into account the other classes of shares, purchase by mutual agreement all or part of the fully paid Class "D" shares that it issued. However, the Corporation cannot purchase these shares for a price higher than their previously fixed redemption price. The Corporation must, within 30 days of the purchase by mutual agreement it has made of outstanding Class “D” shares, notify its other shareholders. This notice indicates the number of shares acquired, the name of the shareholders from whom the Corporation acquired these shares, the price paid for these shares and any balance due to the shareholders; if the consideration is not in cash, the notice must indicate the nature of the consideration and its value. The Corporation is not required to send this notice if all shareholders, whether or not their shares carry the right to vote, renounce receiving it. The Corporation sends a notice to shareholders who have not informed it in writing of their desire not to receive it. The Corporation must provide, free of charge, to any shareholder who requests it, a copy of the agreement under which it acquired the Class "D" shares. The Corporation's purchase of these shares results in their cancellation. In addition, the Corporation reduces the subdivision of its issued and paid-up share capital account for these shares by the amount provided for in section 72 of the Business Corporations Act.

E) CLASS “E” SHARES (INVESTMENT SHARES)

E.1 GENERAL: The Corporation is authorized to issue an unlimited number of Class “E” shares. The Class “E” shares have no par value.

E.2 RIGHT TO VOTE: Subject to the provisions of the Business Corporations Act, Class “E” shares do not carry the right to vote at meetings of the shareholders of the Corporation, nor to receive notice of meetings or to attend meetings.

E.3 DIVIDEND: The Class “E” shares include the right to receive, in priority over Class “F” and “A” shares, an annual, preferential and non-cumulative dividend at a maximum rate of 8% per year of the redemption price of these shares determined in paragraph E.6. The board of directors sets the terms of payment of this dividend.

E.4. LIQUIDATION AND DISSOLUTION: The Class “E” shares have the right to share the remainder of the assets, in the event of the liquidation or dissolution of the Corporation, for an amount equal to the redemption price of these shares at that time determined in paragraph E.6, plus all dividends declared and unpaid on these shares. This amount is paid in priority over any amount to which the Class “F” and “A” shares are entitled, in the event of liquidation or dissolution.

E.5 ADDITIONAL PARTICIPATION: The right of the Class “E” shares to receive any dividend declared or to share the remainder of the property of the Corporation in the event of liquidation or dissolution of the latter is limited to those provided above. These shares do not otherwise participate in the assets, profits, or surplus assets of the Corporation.

E.6 REDEMPTION AT THE SHAREHOLDER'S REQUEST: The Class “E” shareholder may demand, at any time and upon written request, that the Corporation redeem all or part of the fully paid Class “E” shares that he holds for a price equal to the redemption price of these shares at the time plus any dividends declared and unpaid on these shares.

The redemption price of the Class “E” shares at a given time is equal to the sum paid, when issued, to the subdivision of the issued and paid-up share capital account maintained for the Class “E” shares, increased or decreased to take into account any subsequent increase or decrease in the amount of issued and paid-up share capital that affects these shares. The Corporation acquires the shares upon receipt of the written request or on any other date provided for in the request; it then has, subject to sections 95 and 96 of the Business Corporations Act, a period of thirty (30) days to pay the redemption price to the shareholder. If the Corporation is unable to pay this redemption price in full, the shareholder then becomes the Corporation's creditor and he has the right to be paid as soon as the Corporation can legally do so. The Corporation must provide the shareholder with proof of his claim. The Corporation's repurchase of these shares results in their cancellation. In addition, the Corporation reduces the subdivision of its issued and paid-up share capital account for these shares by the amount provided for in section 72 of the Business Corporations Act.

E.7 MUTUAL AGREEMENT PURCHASE: Subject to sections 95, 96 and 97 of the Business Corporations Act, the Corporation may, without taking into account the other classes of shares, purchase by mutual agreement all or part of the fully paid Class "E" shares that it issued, at the best possible price. The Corporation must, within 30 days of the purchase by mutual agreement that it has made of outstanding Class “E” shares, notify its other shareholders. This notice indicates the number of shares acquired, the name of the shareholders from whom the Corporation acquired these shares, the price paid for these shares and any balance due to the shareholders; if the consideration is not in cash, the notice must indicate the nature of the consideration and its value. The Corporation is not required to send this notice if all shareholders, whether or not their shares carry the right to vote, renounce receiving it. The Corporation sends a notice to shareholders who have not informed it in writing of their desire not to receive it. The Corporation must provide, free of charge, to any shareholder who requests it, a copy of the agreement under which it acquired the Class “E” shares. The Corporation's purchase of these shares results in their cancellation. In addition, the Corporation reduces the subdivision of its issued and paid-up share capital account for these shares by the amount provided for in section 72 of the Business Corporations Act.

F) CLASS “F” SHARES (INVESTMENT SHARES)

F.1 GENERAL: The Corporation is authorized to issue an unlimited number of Class “F” shares. The Class “F” shares have no par value.

F.2 RIGHT TO VOTE: Subject to the provisions of the Business Corporations Act, Class “F” shares do not carry the right to vote at meetings of the Corporation's shareholders, nor to receive notice of or attend such meetings.

F.3 DIVIDEND: Class “F” shares include the right to receive, in priority over Class “A” shares, an annual, preferential and non-cumulative dividend at a maximum rate of 8% per year of the redemption price of these shares determined in paragraph F.6. The board of directors sets the terms of payment of this dividend.

F.4 LIQUIDATION AND DISSOLUTION: The Class “F” shares have the right to share the remainder of the assets, in the event of the liquidation or dissolution of the Corporation, for an amount equal to the redemption price of these shares at that time determined in paragraph F.6, plus all dividends declared and unpaid on these shares. This amount is paid in priority over any amount to which Class “A” shares are entitled, in the event of liquidation or dissolution.

F.5 ADDITIONAL PARTICIPATION: The right of the Class “F” shares to receive any dividend declared or to share the remainder of the Corporation's assets in the event of its liquidation or dissolution is limited to those provided above. These shares do not otherwise participate in the assets, profits, or surplus assets of the Corporation.

F.6 UNILATERAL REPURCHASE: Subject to sections 95 and 96 of the Business Corporations Act, the Corporation may, at any time, redeem unilaterally the fully paid Class “F” shares it has issued for a price equal to the redemption price of these shares at this time plus any declared and unpaid dividends on these shares. The redemption price for Class “F” shares at a given point in time is equal to the sum paid, when issued, to the subdivision of the issued and paid-up share capital account maintained for the Class "F" shares, increased or decreased to take into account any subsequent increase or reduction in the amount of issued and paid-up share capital that affects these shares. The Corporation gives a written notice to this effect at least thirty (30) days from the date scheduled for redemption. The redemption, if partial, is made in proportion to the number of outstanding Class “F” shares without taking into account fractional shares. The Corporation may unilaterally redeem Class “F” shares only upon full payment of their redemption price. The Corporation's repurchase of these shares results in their cancellation. In addition, the Corporation reduces the subdivision of its issued and paid-up share capital account for these shares by the amount provided for in section 72 of the Business Corporations Act.

F.7 MUTUAL AGREEMENT PURCHASE: Subject to sections 95, 96 and 97 of the Business Corporations Act, the Corporation may, without taking into account the other classes of shares, purchase by mutual agreement all or part of the fully paid Class "F" shares that it issued. However, the Corporation cannot purchase these shares for a price higher than their previously fixed redemption price. The Corporation must, within 30 days of the purchase by mutual agreement it has made of outstanding Class “F” shares, notify its other shareholders. This notice indicates the number of shares acquired, the name of the shareholders from whom the Corporation acquired these shares, the price paid for these shares and any balance due to the shareholders; if the consideration is not in cash, the notice must indicate the nature of the consideration and its value. The Corporation is not required to send this notice if all the shareholders, whether or not their shares carry the right to vote, renounce receiving it. The Corporation sends a notice to shareholders who have not informed it in writing of their desire not to receive it. The Corporation must provide, free of charge, to any shareholder who requests it, a copy of the agreement under which it acquired the Class “F” shares. The Corporation's purchase of these shares results in their cancellation. In addition, the Corporation reduces the subdivision of its issued and paid-up share capital account for these shares by the amount provided for in section 72 of the Business Corporations Act.

Annex B

RESTRICTIONS ON TRANSFER OF SECURITIES OR SHARES

As long as the Corporation benefits from the “private issuer” exemption under Regulation 45-106 respecting prospectus and registration exemptions, any transfer of Corporation securities, except non-convertible debt securities, is subject either to the consent of the board of directors attested by a resolution or to the restrictions contained in an agreement between the holders of these securities.